Exhibit 99.1

FOR FURTHER INFORMATION:

FOR INVESTORS:	FOR MEDIA:
Michael D. Cahill	Trois Hart
Chief Operating Officer	Vice President, Marketing
260-427-7013	260-427-7053
mike.cahill@towerbank.net	trois.hart@towerbank.net

TOWER FINANCIAL CORPORATION ANNOUNCES PROMOTION

FORT WAYNE, INDIANA - NOVEMBER 16, 2006 -- Tower Financial Corporation (NASDAQ: TOFC) announced today that Darrell L. Jaggers has been promoted to Executive Vice President and Chief Lending Officer of the Corporation. Jaggers will assume oversight of credit administration for the entire Corporation, including the establishment of credit policies and procedures for the bank and affiliate companies, and management of the credit support staff. In addition, Jaggers will continue in his role as Chief Lending Officer of Tower Bank and Trust Company.

Jaggers, a 32-year banking veteran, has extensive experience in community banking in the Fort Wayne and Indianapolis markets. He joined the Tower team in 2005 as a senior vice president for Tower Bank and Trust Company, and was promoted to Chief Lending Officer of the Bank in April of this year.

Don Schenkel, Chairman, President and CEO of Tower Financial, commented, “The role of Chief Lending Officer is an extremely important position at Tower. Darrell’s breadth of experience in community banking and his knowledge of both the Fort Wayne and Indianapolis markets have enabled him to provide us with valuable counsel. With his expanded responsibilities, Darrell will now have the opportunity to play a more strategic role in support of our asset quality and financial performance. We are confident that Tower will continue to benefit from his contributions.”

ABOUT THE COMPANY
Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company for two subsidiaries: Tower Bank & Trust Company, a growing community bank headquartered in Fort Wayne that opened in February 1999; and Tower Trust Company, a state-chartered wealth services firm doing business as Tower Private Advisors. Tower provides a wide variety of financial services to businesses and consumers located in Indiana through its six full-service financial centers in Fort Wayne and a seventh in Angola, and business development offices in Indianapolis and Warsaw, Indiana. The Company has also applied for a charter to open a de novo bank to serve the Greater Indianapolis market. Tower Financial Corporation's common stock is listed on the Nasdaq Global Market under the symbol "TOFC." For further information, please visit Tower's web site at www.TOFC.net.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank.

These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors described in the Corporation’s Annual Report on Form 10-k and in other filings made by the Corporation from time to time with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.